JOINT FILING AGREEMENT


     The Amendment No. 2 to Schedule 13D, relating to the common stock, par value $2.50 per share, of Westmoreland Coal Company, dated September 16, 1998, is filed on behalf of Wynnefield Partners Small Cap Value L.P., Wynnefield Partners Small Cap Value L.P. I, Channel Partnership II L.P., Wynnefield Small Cap Value Offshore Fund Ltd and Nelson Obus.

Dated: September 16, 1998

                                  WYNNEFIELD PARTNERS SMALL CAP VALUE L.P. I

                                   By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                       as general partner


                                       By:   /S/ NELSON OBUS
                                             ---------------
                                               Nelson Obus
                                             Managing Member

                                   WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.

                                   By: WYNNEFIELD CAPITAL MANAGEMENT, LLC,
                                       as general partner


                                       By:  /S/ NELSON OBUS
                                            ---------------
                                              Nelson Obus
                                            Managing Member

                                   WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND LTD

                                   By: WYNNEFIELD CAPITAL, INC.,
                                       as general partner


                                       By:  /S/ NELSON OBUS
                                            ---------------
                                              Nelson Obus
                                               President